AMENDED AND RESTATED SCHEDULE A
TO THE AMENDED AND RESTATED SUPERVISION AND ADMINISTRATION AGREEMENT
BETWEEN
GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC
DATED DECEMBER 19, 2011
Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of April 21, 2015:

Name of Fund	Annual Supervision and Admin Fee	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X FTSE Nordic Region ETF	0.50%	September 26, 2008	November 14, 2014	August 17, 2009
Global X MSCI Norway ETF	0.50%	October 2, 2009	November 14, 2014	November 9, 2010
Global X MSCI Argentina ETF	0.74%*	December 5, 2008	November 14, 2014	March 2, 2011
Global X MSCI Colombia ETF	0.68%*	December 5, 2008	November 14, 2014	February 5, 2009
Global X MSCI Pakistan ETF	0.68%*	October 2, 2009	November 14, 2014
Global X Emerging Africa ETF	0.63%*	October 2, 2009	November 14, 2014
Global X China Consumer ETF	0.65%	October 2, 2009	November 14, 2014	November 30, 2009
Global X China Energy ETF	0.65%	October 2, 2009	November 14, 2014	December 15, 2009
Global X China Financials ETF	0.65%	October 2, 2009	November 14, 2014	December 10, 2009
Global X China Industrials ETF	0.65%	October 2, 2009	November 14, 2014	November 30, 2009
Global X China Materials ETF	0.65%	October 2, 2009	November 14, 2014	January 12, 2010
Global X NASDAQ China Technology ETF	0.65%	October 2, 2009	November 14, 2014	December 8, 2009
Global X Copper Miners ETF	0.65%	March 26, 2010	November 14, 2014	April 19, 2010
Global X Silver Miners ETF	0.65%	March 26, 2010	November 14, 2014	April 19, 2010
Global X Brazil Consumer ETF	0.77%	June 4, 2010	November 14, 2014	July 7, 2010
Global X Brazil Financials ETF	0.77%	June 4, 2010	November 14, 2014	July 28, 2010
Global X Brazil Industrials ETF	0.77%	June 4, 2010	November 14, 2014
Global X Brazil Materials ETF	0.77%	June 4, 2010	November 14, 2014
Global X Brazil Utilities ETF	0.77%	June 4, 2010	November 14, 2014
Global X Brazil Mid Cap ETF	0.69%	June 4, 2010	November 14, 2014	June 21, 2010
Global X China Mid Cap ETF	0.65%	June 4, 2010	November 14, 2014
Global X Lithium ETF	0.75%	June 4, 2010	November 14, 2014	July 22, 2010
Global X Uranium ETF	0.69%	June 4, 2010	November 14, 2014	November 4, 2010
Global X Gold Explorers ETF	0.65%	August 27, 2010	November 14, 2014	November 3, 2010
Global X Next Emerging & Frontier ETF	0.49%*	November 17, 2010	November 14, 2014	November 6, 2013
Global X Southeast AsiaETF	0.65%	November 17, 2010	November 14, 2014	February 16, 2011
Global X FTSE Andean 40 ETF	0.72%	November 17, 2010	November 14, 2014	February 2, 2011
Global X Junior Miners ETF	0.69%	November 17, 2010	November 14, 2014	March 16, 2011
Global X Fertilizers/Potash ETF	0.69%	February 25, 2011	November 14, 2014	May 25, 2011
Global X SuperDividend ETF	0.58%	February 25, 2011	November 14, 2014	June 8, 2011
Global X MLP ETF	0.45%	May 11, 2011	November 14, 2014	April 18, 2012
Global X MLP Natural Gas ETF	0.58%	May 11, 2011	November 14, 2014
Global X FTSE Portugal 20 ETF	0.55%*	August 19, 2011	November 14, 2014	November 12, 2013
Global X FTSE Ukraine Index ETF	0.68%*	August 19, 2011	November 14, 2014
Global X FTSE Greece 20 ETF	0.55%*	August 19, 2011	November 14, 2014	December 7, 2011
Global X Hungary Index ETF	0.68%*	August 19, 2011	November 14, 2014
Global X Luxembourg ETF	0.55%*	August 19, 2011	November 14, 2014
Global X FTSE Morocco 20 Index ETF	0.68%*	August 19, 2011	November 14, 2014
Global X Czech Republic Index ETF	0.68%*	August 19, 2011	November 14, 2014
Global X Slovakia Index ETF	0.68%*	August 19, 2011	November 14, 2014
Global X Kuwait ETF	0.68%*	August 19, 2011	November 14, 2014
Global X MSCI Nigeria ETF	0.68%*	August 19, 2011	November 14, 2014	April 2, 2013
Global X FTSE Bangladesh Index ETF	0.68%*	August 19, 2011	November 14, 2014
Global X FTSE Sri Lanka Index ETF	0.68%*	August 19, 2011	November 14, 2014
Global X Kazakhstan Index ETF	0.68%*	August 19, 2011	November 14, 2014
Global X FTSE Frontier Markets ETF	0.68%*	August 19, 2011	November 14, 2014
Global X Central America Index ETF	0.68%*	August 19, 2011	November 14, 2014
Global X Central and Northern Europe ETF	0.55%*	August 19, 2011	November 14, 2014
Global X Southern Europe ETF	0.55%*	August 19, 2011	November 14, 2014
Global X Eastern Europe ETF	0.68%*	August 19, 2011	November 14, 2014
Global X Central Asia & Mongolia Index ETF	0.68%*	August 19, 2011	November 14, 2014	April 2, 2013
Global X Sub-Saharan Africa Index ETF	0.68%*	August 19, 2011	November 14, 2014
Global X S&P Pan Arab Index ETF	0.68%*	August 19, 2011	November 14, 2014
Global X FTSE Toll Roads & Ports ETF	0.65%	August 19, 2011	November 14, 2014
Global X FTSE Railroads ETF	0.65%	August 19, 2011	November 14, 2014
Global X Land ETF	0.65%	August 19, 2011	November 14, 2014
Global X Cement ETF	0.69%	August 19, 2011	November 14, 2014
Global X Advanced Materials ETF	0.69%	August 19, 2011	November 14, 2014
Global X Social Media Index ETF	0.65%	August 19, 2011	November 14, 2014	November 14, 2011
Global X Permanent ETF	0.48%	November 11, 2011	November 14, 2014	February 7, 2012
Global X SuperIncome ETF	0.58%	February 24, 2012	November 14, 2014
Global X SuperIncome Preferred ETF	0.58%	February 24, 2012	November 14, 2014	July 16, 2012
Global X SuperDividend REIT ETF	0.58%	February 24, 2012	November 14, 2014	March 16, 2015
Global X Risk Parity ETF	0.58%	February 24, 2012	November 14, 2014
Global X Guru Index ETF	0.75%	May 25, 2012	November 14, 2014	June 4, 2012
Global X Guru Value Index ETF	0.65%	May 25, 2012	November 14, 2014
Global X Guru Activist Index ETF	0.75%	May 25, 2012	November 14, 2014
Global X Junior MLP ETF	0.75%	August 24, 2012	November 14, 2014	January 15, 2013
Global X SuperDividend U.S. ETF	0.45%	November 16, 2012	November 14, 2014	March 11, 2013
Global X MLP & Energy Infrastructure ETF	0.45%	February 22, 2013	November 14, 2014	August 6, 2013
Global X Guru Small Cap Index ETF	0.75%	November 15, 2013	November 14, 2014	March 6, 2014
Global X Guru International Index ETF	0.75%	November 15, 2013	November 14, 2014	March 6, 2014
Global X MSCI Saudi Arabia ETF	0.93%*	February 28, 2014	November 14, 2014
Global X SuperValue U.S. ETF	0.45%	May 2, 2014	November 14, 2014
Global X SuperValue International ETF	0.58%	May 2, 2014	November 14, 2014
Global X Guru China Index ETF	0.85%	May 2, 2014	November 14, 2014
Global X Guru Japan Index ETF	0.75%	May 2, 2014	November 14, 2014
Global X Guru United Kingdom Index ETF	0.75%	May 2, 2014	November 14, 2014
Global X Guru India Index ETF	0.85%	May 2, 2014	November 14, 2014
Global X Guru Brazil Index ETF	0.85%	May 2, 2014	November 14, 2014
Global X GF China Bond ETF	0.48%*	September 5, 2014	November 14, 2014	November 18, 2014
Global X FTSE Luxury Consumer ETF	0.65%	September 5, 2014	November 14, 2014
Global X | JPMorgan Efficiente Index ETF	0.69%	September 5, 2014	November 14, 2014	October 22, 2014
Global X | JPMorgan US Sector Rotator Index ETF	0.69%	September 5, 2014	November 14, 2014	October 22, 2014
Global X SuperDividend Emerging Markets ETF	0.65%	November 14, 2014	March 16, 2015
Global X SuperDividend Alternatives ETF	0.75%	March 10, 2015
Global X Scientific Beta US ETF	0.38%	March 10, 2015
Global X Scientific Beta Europe ETF	0.38%	March 10, 2015
Global X Scientific Beta Asia ex-Japan ETF	0.38%	March 10, 2015
Global X Scientific Beta Japan ETF	0.38%	March 10, 2015
Global X Scientific Beta Developed Markets ex-US ETF	0.38%	March 10, 2015
Global X Yieldco Index ETF	0.65%	April 21, 2015
Global X US Yieldco Index ETF	0.65%	April 21, 2015
Global X International Yieldco Index ETF	0.65%	April 21, 2015

*	Asset-based custody fees are not included in the annual Supervision and Administration fee. Asset-based custody fees will be borne by the respective fund.

GLOBAL X FUNDS

By: Daphne Tippens Chisolm
Title: Secretary

GLOBAL X MANAGEMENT COMPANY LLC

By: Daphne Tippens Chisolm
Title: General Counsel